                            SCHEDULE 14A INFORMATION
    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934
                              (AMENDMENT NO. ____)

Filed by the Registrant                               [X]
Filed by a Party other than the Registrant            [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                           FRISCH'S RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                                              September 9, 1998

Dear Shareholders:

         We are proud that the last fiscal year was very successful for your Company. The Company achieved better operating results and now has an additional growth vehicle through the Golden Corral restaurant development. Big Boy same store sales continued to increase, especially in the second half of the fiscal year. In June, we began a new compensation program for restaurant management to help us attract and retain qualified and experienced managers, which in turn should lead to improved restaurant operating results. In addition, In August we were very pleased to announce that we had signed a Letter of Intent to sell our limited partnership interest in The Cincinnati Reds for $7,000,000 in cash. We look forward to continuing our progress through the next fiscal year.

         On behalf of the Board of Directors, I cordially invite you to attend your Company's 1998 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, at our newly remodeled, award-winning Quality Hotel Riverview, 668 W. Fifth Street, Covington, Kentucky.

         At the meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, you are being asked to elect four Directors to serve for two year terms, to approve an Amended and Restated 1993 Stock Option Plan and a Frisch's Restaurants, Inc. Employee Stock Option Plan, and to ratify the selection of Grant Thornton LLP as the Company's independent auditors.

         This year we are pleased to propose the reelection of two of your current directors, Jack C. Maier, the Company's Chairman of the Board and a director since 1961, and William A. Mauch, a director since 1992. In addition, your Board of Directors and its Nominating Committee is enormously proud to recommend the election of two new candidates: William J. Reik, Jr., Managing Director of William D. Witter, a New York investment counseling firm, and Lorrence T. Kellar, Vice President Real Estate of Kmart Corporation.

         We have sought new candidates who could provide expertise, experience and independent points of view in the development of the company's strategies and long term planning. When you read of these candidates' experience and qualifications, we know you will agree that these candidates will be important, valuable additions to your Board. The Board will welcome Bill Reik's Wall Street vantage point and his understanding of institutional investors and investment analysts. We have a great company with fine results. Bill will help us get our story out. The time is also right to add Larry Kellar to the Board. The real estate assets and financial characteristics of our company are important components of our long term strategy. Larry will lend his considerable knowledge and his judgment to these matters.

         We are gratified by our shareholders' continued interest in the business of the Company and we hope that you can attend the meeting in person. It is important that your views be expressed whether or not you are able to be present at the meeting in person. Accordingly, please sign, date and return your proxy card promptly in the enclosed envelope.

                                                 Sincerely,

                                                 JACK C. MAIER,
                                                 Chairman of the Board

                           FRISCH'S RESTAURANTS, INC.
                               2800 GILBERT AVENUE
                             CINCINNATI, OHIO 45206


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 5, 1998



Dear Shareholders:

         The annual meeting of the shareholders of Frisch's Restaurants, Inc., an Ohio corporation, will be held at the Quality Hotel Riverview, 668 W. Fifth Street, Covington, Kentucky 41011 on Monday, October 5, 1998 at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

         1.   Election of four Directors.

         2.   Approval of the Amended and Restated 1993 Stock Option Plan.

         3.   Approval of the Frisch's Restaurants, Inc. Employee Stock Option
              Plan.

         4. Ratification of the appointment of Grant Thornton LLP as independent auditors.

         5. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND A VOTE "FOR" ON PROPOSALS 2, 3 AND 4.

         Shareholders of record at the close of business on September 3, 1998 are entitled to notice of, and to vote at, the annual meeting and any adjournment(s) or postponement(s) thereof.

                                              By Order of the Board of Directors

                                                                    W. GARY KING
                                                                       Secretary

Cincinnati, Ohio
September 9, 1998








                             YOUR VOTE IS IMPORTANT


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE VOTE BY SIGNING AND DATING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                           FRISCH'S RESTAURANTS, INC.
                               2800 GILBERT AVENUE
                             CINCINNATI, OHIO 45206

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 5, 1998

                                  ------------


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frisch's Restaurants, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Quality Hotel Riverview, 668 W. Fifth Street, Covington, Kentucky 41011 on Monday, October 5, 1998 at 10:00 a.m., Eastern Daylight Savings Time, and at any and all adjournments thereof. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about September 9, 1998.

                                    THE PROXY

PROXY

         The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A form of proxy for voting your shares at the Meeting is enclosed. When you properly execute and return your proxy, the shares it represents will be voted at the meeting as specified on your proxy. If no specification is made, the shares represented by your duly executed proxy will be voted (i) for the election as Directors of each of the four nominees listed thereon; (ii) for the approval of the Amended and Restated 1993 Stock Option Plan; (iii) for the approval of the Frisch's Restaurants, Inc. Employee Stock Option Plan; (iv) for the ratification of Grant Thornton LLP as the independent auditors; and (v) at the discretion of the holders of the proxy, in accordance with the recommendations of the Board, on any other matter that may come before the meeting.

REVOCABILITY OF PROXIES

         You may revoke your proxy at any time before it is exercised by (i) submitting a duly executed proxy bearing a later date; (ii) filing a written notice of revocation with the President of the Company; or (iii) by attending and voting in person at the Meeting.

                          VOTING SECURITIES AND VOTING

RECORD DATE

         The Board of Directors has fixed the close of business on September 3, 1998 as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment(s) thereof (the "Record Date"). There were 6,006,139 shares of the Company's common stock ("Common Stock") issued and outstanding at the close of business on the Record Date. Only shareholders of record on the Record Date are entitled to vote at the Meeting.

VOTING

         You are entitled to one vote for each share of Common Stock you owned of record on the Record Date on any matter submitted to a vote at the Meeting. However, in connection with the election of directors, shares may be voted cumulatively if written notice that cumulative voting for the election of Directors is desired is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding the Meeting. If any shareholder gives such notice, the Chairman will make an announcement of the giving of such notice upon the convening of the Meeting and all shareholders may then cumulate their votes for director nominees. Cumulative voting means that you have the right to vote the number of shares you owned as of the Record Date, multiplied by the number of Directors to be elected (four). You may cast this total number of votes for one nominee or distribute the votes among some or all of the nominees in any manner you desire. If cumulative voting is declared at the Meeting, votes represented by proxies may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board, and discretionary authority to do so is included in the proxy.

QUORUM REQUIREMENT

         The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

VOTE REQUIRED

         At the Meeting, directors will be elected by a plurality of the votes cast. Therefore, the four nominees receiving the greatest number of votes will be elected as Directors. Each other matter presented at the Meeting will be decided by a majority of the votes cast on that matter.

METHOD OF COUNTING VOTES

         Shares represented by proxies which are marked "Withhold Authority" or on which a broker has indicated the absence of discretionary authority to vote the shares will be counted as present for the purpose of determining a quorum, but will not be voted in the election of Directors. Shares voted on one proposal but not all proposals on the proxies returned by brokers will be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter not voted on. Abstentions will also be counted for the purpose of determining the number of shares represented at the meeting, but will not be considered as a vote for or against any matter as to which the abstention is effective.

                                    PROPOSALS

PROPOSAL 1 - ELECTION OF DIRECTORS

         Article II, Section 1 of the Company's Code of Regulations provides that the business of the Company shall be managed and conducted by a Board of Directors consisting of not less than five nor more than nine members. The shareholders previously set the number of Directors at nine. The Code of Regulations also requires that a majority of the Directors be independent.

         At the Meeting, four Directors are to be elected for a two-year term, until the 2000 annual meeting of shareholders and until their successors have been elected and qualified. Your Board of Directors has nominated the following persons for election as Directors at the Meeting:

                                                     Positions with the Company,
                                                         Business Experience                                   Director
Name                                                   and Other Directorships                                   Since
----                                                   -----------------------                                   -----

Directors
---------
Jack C. Maier                     Chairman of the Board of the Company                                           1961
(Age 73)

William A. Mauch                  Director of the Company; Administrator of the Cincinnati                       1992
(Age 77)                          office of the law firm of Thompson, Hine & Flory, L.L.P.

William J. Reik, Jr.              Managing Director, William D. Witter, Inc. (investment                          N/A
(Age 60)                          counseling firm); Managing Director, Mitchell Hutchins Asset
                                  Management, Inc. (until February, 1991)

Lorrence T. Kellar                Vice President - Real Estate, Kmart Corporation (from April,                    N/A
(Age 61)                          1996); Group Vice President - Finance and Real Estate, The
                                  Kroger Co. (until April, 1996); Director of Loehmann's,
                                  Inc., BT Office Products International, Inc. and Multi-Color
                                  Corporation; Trustee of Bartlett Capital Trust (mutual fund group); Chairman and Trustee, City of Cincinnati Retirement
                                  System; Trustee, Cincinnati Symphony Orchestra

         Votes represented by proxies will be cast by the proxy holders in such a way as to effect the election of all four nominees, or as many thereof as possible under the rules of cumulative voting in accordance with the recommendation of the Board. All nominees have consented to serve as directors if elected. However, in the event that any nominee shall become unable to serve prior to the Meeting, it is intended that the proxies will be voted for the balance of those nominees named and for such substitute nominee, if any, as shall be designated by the Board.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR ALL
                               DIRECTOR NOMINEES.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and certain information concerning the current Directors whose terms expire at the 1999 Annual Shareholders Meeting and the executive officers of the Company:

                                                     Positions with the Company,
                                                         Business Experience                                   Director
Name:                                                  and Other Directorships                                   Since
-----                                                  -----------------------                                   -----

Directors
---------
Craig F. Maier                    President and Chief Executive Officer and a Director                           1984
(Age 48)                          of the Company

Daniel W. Geeding                 Director of the Company; Professor of management and                           1992
(Age 56)                          entrepreneurship (since June, 1997) and Director of the
                                  Center for International Business (since May, 1996), and
                                  formerly Dean, College of Business Administration (from
                                  April, 1988 to June, 1997), Xavier University; Director of
                                  Zaring National, Inc. and Glenway Financial Corporation

Malcolm M. Knapp                  Director of the Company; President of Malcolm M. Knapp,                        1997
(Age 59)                          Inc. (restaurant business consulting)

Blanche F. Maier                  Director of the Company; Chairman of the Board of Trustees,                    1961
                                  Cincinnati Ballet
(Age 71)

Christopher B. Hewett             Director of the Company; Director, President and                               1997
(Age 39)                          Chief Executive Officer, Meritage Hospitality Group Inc.
                                  (since January, 1996); President of Meritage Capital Corp.
                                  (private holding Company) (since November, 1993); former
                                  President and Chief Executive Officer, Key Largo Group Inc.
                                  f/k/a Ocean Reef Club, Inc. (from September, 1991 to
                                  January, 1997)

Executive Officers
------------------
Donald H. Walker                  Vice President-Finance, Chief Financial Officer (since                          N/A
(Age 52)                          October, 1996) and Treasurer (since June, 1982) of the
                                  Company

Marvin G. Fields                  Senior Vice President-Operations and Chief Operations                           N/A
(Age 63)                          Officer of the Company since June, 1973; Director of the
                                  Company from April, 1975 to October, 1996

W. Gary King                      Counsel (since June, 1986) and Secretary (since October,                        N/A
(Age 61)                          1996); Assistant Secretary from September, 1972 to October,
                                  1996

PROPOSAL 2 - AMENDED AND RESTATED 1993 STOCK OPTION PLAN

         INTRODUCTION. The Company's Amended and Restated 1993 Stock Option Plan (the "Amended Plan") was adopted by the Board of Directors on June 9, 1998. The original 1993 Stock Option Plan (the "Original Plan"), which will be superseded by the provisions of the Amended Plan, was adopted by Board of Directors on August 3, 1993 and approved by the Company's shareholders on October 4, 1993.

         There are a number of substantive differences between the Amended Plan and the Original Plan, the most significant of which are as follows: The Amended Plan provides for automatic, annual stock option grants to the Company's nonemployee directors, whereas the Original Plan only permitted grants to employees. The Amended Plan adds a Company right to repurchase shares acquired on exercise of a stock option and modifies the holding period requirements for shares acquired on option exercise. Additionally, the Amended Plan contains reduced standard time periods for exercise of an option after death, disability or retirement and provides for accelerated option vesting in the event of a change in control of the Company. Stock appreciation rights, which could be granted under the Original Plan, are not provided for in the Amended Plan. Various administrative provisions have been revised in the Amended Plan, including the requirements for shareholder approval of future amendments.

         A summary of the Amended Plan is given below. The full text of the Amended Plan, which is set forth as Exhibit A to this Proxy Statement, should be consulted for additional information.

         The Board of Directors believes that the Amended Plan will advance the interests of the Company by providing its directors, officers and key management personnel with additional incentive and a proprietary interest in the success of the Company.

         THE AMENDED PLAN. Officers and other key employees of the Company may be selected to participate in the Amended Plan. Additionally, at the close of business on the date of each annual meeting of shareholders of the Company, commencing with the Meeting, each then serving nonemployee director of the Company automatically will be granted an option to purchase 1,000 shares of Common Stock. Up to 562,432 shares of Common Stock (being the 500,000 shares provided for in the Original Plan, as adjusted due to changes in the Company's capitalization) may be issued pursuant to the Amended Plan. Appropriate adjustments in the number of shares issuable and in the number and prices of shares covered by outstanding options also will be made under the Amended Plan to give effect to changes in the Company's capitalization (stock splits, stock dividends, etc.).

         The Amended Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company, except that only the Board has authority on matters relating to options granted to nonemployee directors. In addition to administering and interpreting the Amended Plan, the Committee has authority to select optionees, determine the number of shares of Common Stock for which an option is granted, set the option's exercise price and term and establish all other terms and conditions of the option. The Committee may waive or amend the terms and conditions of, or accelerate the vesting of, an option. Any function of the Committee may be performed by the Board.

         Only nonqualified options, (i.e., options which do not qualify for special tax treatment under Section 422 of the Internal Revenue Code (the "Code")) may be granted under the Amended Plan. The per share exercise price of an option granted to an employee of the Company must be at least 75% of the fair market value of a share of Common Stock on the date the option is granted. The per share exercise price of an option granted to a nonemployee director of the Company must be 100% of the Common Stock's fair market value on the date of grant.

         An option's exercise price may be paid in cash, by the tender of shares of Common Stock which have been held for at least six months or by a combination of these methods. Shares which are tendered are to be valued at their fair market value on the date of tender. For purposes of the Amended Plan, fair market value is the mean between the high and the low sale price for a share of Common Stock on the American Stock Exchange on a given date. On September 3, 1998, the fair market value of the Company's Common Stock was $9.13 per share.

         Generally, an unexercisable option terminates when the optionee terminates employment with or service as a director of the Company. An exercisable option terminates on the earlier of (i) its full exercise, (ii) its expiration date or (iii) the end of the three-month period following the date of termination of employment or service as a director, unless the optionee's employment or service has been terminated for "cause" (as defined in the Amended
Plan), in which case the option terminates immediately. If an optionee becomes disabled or dies while employed by or serving as a director of the Company, or within three months thereafter, a then-exercisable option may be exercised for one year after the date of death or commencement of disability. The Amended Plan allows the Committee to extend the periods for option exercise. Unless otherwise specified, each option granted under the Amended Plan will expire ten years from its date of grant.

         An option may be transferred pursuant to a domestic relations order. Otherwise, an option is not transferrable except by the optionee's will or the laws of descent and distribution and, during an optionee's lifetime, may only be exercised by the optionee or the optionee's legal representative or guardian.

         Shares acquired upon exercise of an option may not be sold, transferred or otherwise disposed of, except to the Company and except to the extent necessary to pay the option's exercise price and any withholding taxes, for a period of three years after the date the option is exercised. Additionally, regardless of the length of time they have been held, all shares acquired on exercise of an option are subject to a right of repurchase by the Company. The holding period requirement of the Amended Plan terminates upon the death or disability of the optionee or in the event of a change in control of the Company, and the Company's right of repurchase terminates in the event of a change in control. Moreover, the Committee may lessen or waive the holding period requirement and may waive the Company's right of repurchase either at the time an option is granted or at a later date.

         All options outstanding under the Amended Plan become immediately exercisable in the event of a change in control of the Company. For purposes of the Amended Plan, a change in control includes, inter alia, (i) the execution of an agreement of reorganization, merger or consolidation in which the Company is not to be the surviving corporation or of an agreement for the sale or transfer of all or substantially all of the Company's assets, (ii) the acquisition, without specified prior approval, of 30% or more of the voting power of the Company's outstanding securities and (iii) a 25% or greater change in the composition of the Board over a two year period without specified prior approval by the directors then in office.

         The Board may amend or terminate the Amended Plan at any time; however, shareholder approval is required for an amendment if such approval is required pursuant to the Code or the Securities Exchange Act of 1934. No amendment may alter or impair an outstanding option without the optionee's consent. No option may be granted under the Amended Plan subsequent to October 4, 2008.

         CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. In general, an optionee who exercises a nonqualified option recognizes taxable ordinary income, and the Company is entitled to a deduction, at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased over the option's exercise price.

         ACCOUNTING CONSIDERATIONS. The proceeds from the sale of stock under the Amended Plan will constitute general funds of the Company and may be used by it for any purpose. Under current accounting practices, neither the grant nor the exercise of an option under the Amended Plan results in any charge against the Company's earnings. The Company is aware that the Financial Accounting Standards Board is considering an interpretation of the accounting rules which could result in a charge to earnings for options granted to nonemployee directors. At this time it is uncertain whether such an interpretation will be adopted and, if adopted, when that might occur. Such interpretations normally are adopted prospectively. The Company intends to monitor the issue. If this interpretation is adopted, the Board of Directors will evaluate its impact on the Company and make a determination as to whether option grants to nonemployee directors should be continued.

         GRANTS. The Amended Plan contains no limitation on the maximum number of participants or on the maximum number of shares which can be granted to any individual. Approximately 45 persons currently are eligible for option grants under the Amended Plan. As of September 3, 1998, options for a total of 56,000 shares of Common Stock had been granted under the Original Plan to the following persons and groups: Mr. Craig F. Maier, none; Mr. Jack C. Maier, none; Mr. Fields, 5,250 shares; Mr. Walker, 5,250 shares; Mr. Fleckinger, 1,000 shares; all current executive officers as a group, 16,750 shares; all current directors who are not executive officers, none; each nominee for director, none; and all employees (other than current executive officers) as a group, 39,250 shares. Other than the automatic annual grants to the Company's nonemployee directors, the recipients of, and the numbers of shares subject to, future grants under the Amended Plan are not determinable at this time.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN.

PROPOSAL 3 - FRISCH'S RESTAURANTS, INC. EMPLOYEE STOCK OPTION PLAN

         INTRODUCTION. The Frisch's Restaurants, Inc. Employee Stock Option Plan (the "Section 423 Plan" or the "Plan") was established by the Company on March 17, 1998 to provide employees of the Company and certain of its subsidiaries with an opportunity to acquire an ownership interest in the Company's Common Stock and to provide an incentive for such stock ownership. The following is a summary of the Section 423 Plan, the full text of which is set forth as Exhibit B to this Proxy Statement.

         The Board of Directors believes that the Section 423 Plan will advance the interests of the Company by providing its employees with additional incentive to remain with the Company and a proprietary interest in the success of the Company.

         THE SECTION 423 PLAN. A maximum of 1,000,000 shares (as adjusted from time to time in the event of stock splits, stock dividends or other changes in the Company's capitalization) of Common Stock may be purchased under the
Section 423 Plan by eligible employees of the Company and its designated subsidiaries (specified in the Plan document). To be eligible, an employee must have been employed by the Company or a designated subsidiary for at least 90 continuous days and may not own stock possessing 5% or more of the voting power or value of all classes of stock of the Company or a subsidiary. The Company estimates that approximately 2,500 employees currently are eligible to participate in the Plan.

         An employee who elects to participate in the Plan must authorize regular after-tax payroll deductions in the minimum amount of $5 per week. Deductions are credited to the participant's stock purchase account maintained by Star Bank, N.A., Cincinnati, the Plan's custodian. In addition to payroll deduction amounts, a participant's account is credited with all dividends on shares held in the account. No interest accrues on funds in a participant's stock purchase account.

         Immediately following the end of each Offering Period (defined below) Star Bank will purchase whole shares of the Company's Common Stock with the funds available in a participant's account. Purchases may be made on the open market or from the Company. The purchase price to the participant will be 85% of the Fair Market Value of the stock at the beginning of the Offering Period, or at the end of the Offering Period, whichever is less. "Offering Periods" initially will run from November through April and May through October; but the Plan Committee (appointed by the Company's Board of Directors) has the authority to change the timing and/or length of the Offering Periods. For purposes of the Plan "Fair Market Value" generally means the closing sale price of the Company's Common Stock reported in The Wall Street Journal on an applicable date. Of any purchase price, the Company will bear the remainder (15%) of the cost and the brokerage fees on all open market purchases. In any calendar year, a participant may not purchase Common Stock under the Plan having a market value of more than $25,000, calculated from the full Fair Market Value of the Common Stock at the beginning of the Offering Periods that year. Participants have the right to direct the voting of all shares held in their accounts and to receive statements twice a year on the status of their accounts. A participant may also designate one or more beneficiaries to receive his or her interest in the Plan in the event of the participant's death.

         Distributions from a participant's account may or will be made either on the request of the participant or in accordance with the requirements of the Plan. A participant at any time may request a withdrawal from his or her account; however, in doing so a participant must cease payroll deductions under the Plan, must withdraw everything in the account and may not resume payroll deductions under the Plan until the start of an Offering Period beginning at least six months after the withdrawal.

         The Plan requires that all shares of Common Stock and cash in a participant's account be distributed (i) if the participant ceases to be eligible to participate in the Plan (for example, as the result of termination of employment) or (ii) if the Plan is terminated.

         The Plan will be administered by a Committee of at least two members chosen and subject to removal by the Company's Board of Directors. Subject to the general control of the Board and the terms of the Plan, the Committee has full power to adopt rules relating to the Plan and to administer and interpret the Plan. The Plan may be amended at any time by the Board. The Board also has the power to terminate or suspend the Plan at any time.

         CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. Contributions to the Section 423 Plan are made only from payroll deductions after federal, state and local taxes have been withheld. In addition, a participant in the Plan is responsible for taxes on all dividends paid on the shares of Common Stock held in his or her account and for all tax consequences resulting from the sale of shares bought under the Plan. The tax consequences from the sale of Section 423 Plan shares depend in part on the length of time the shares have been held and whether a gain or loss is realized at the time of sale. Under all circumstances, if a gain is realized, a participant (or the participant's estate) will be required to report as ordinary income the 15% discount in purchase price (or, if less, the actual amount of the gain); and if the shares from an Offering Period are sold less than two years from the beginning of that Period, any additional gain on the sale of the stock will be taxed as ordinary income and the Company will be entitled to take an income tax deduction equal to that additional amount.

         The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. If the Plan at any time does not comply with Code
Section 423, it will remain in effect and administered as a non-qualified stock purchase plan.

         ACCOUNTING CONSIDERATIONS. Under current accounting practices, a
Section 423 plan, which the Plan is designed to be, is considered to be a noncompensatory plan and the sale of stock under such a plan does not result in any charge against the Company's earnings. The Financial Accounting Standards Board has considered changes in its interpretative guidance for employee stock purchase plans, such as the Plan, which are qualified under Section 423 of the Internal Revenue Code, and the Company is monitoring this matter. If adverse changes are adopted, the Board of Directors currently anticipates that it will amend the Plan to the extent necessary to preserve its noncompensatory status.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FRISCH'S RESTAURANTS, INC. EMPLOYEE STOCK OPTION PLAN.

PROPOSAL 4 - RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has unanimously selected the firm of Grant Thornton LLP as auditors to make an examination of the accounts of the Company and serve as the Company's independent public accountants for the fiscal year commencing June 1, 1998. This firm of independent certified public accountants has made the audits of the Company's accounts since 1952.

         Shareholder ratification of the selection of auditors is not required by law, however, the Board nevertheless decided to ascertain the views of the shareholders in this regard. If the selection of Grant Thornton LLP is not ratified at the Meeting, the Board of Directors will consider the selection of other auditors.

         Representatives of Grant Thornton LLP are expected to be present at the annual meeting of shareholders. They will be afforded an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from the shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS AUDITORS.

                             EXECUTIVE COMPENSATION

         The following information is furnished with respect to each of the five most highly compensated executive officers of the Company, including the Chief Executive Officer, for the fiscal year ended May 31, 1998.

                                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION
                                        ----------------------------------
                                                                               LONG-TERM
                                                                OTHER           COMPEN-       ALL
                                                                ANNUAL          SATION       OTHER
                                                                COMPEN-         AWARDS      COMPEN-
     NAME AND TITLE           YEAR      SALARY      BONUS       SATION          OPTIONS     SATION
     --------------           ----      ------      -----       ------          -------     ------
Craig F. Maier                1998     $139,482     $  0       $18,543(b)         0        $1,218(c)
President and Chief           1997      137,891        0        18,515(b)         0         1,218(c)
Executive Officer             1996      138,534        0        17,973(b)         0         1,986(c)

Jack C. Maier                 1998      300,000        0          (a)             0             0
Chairman of the Board         1997      300,000        0          (a)             0             0
                              1996      305,770        0          (a)             0             0

Marvin G. Fields              1998      173,719      6,524        (a)          5,250(d)     4,414(e)
Senior Vice President and     1997      170,570        0          (a)             0         4,348(e)
Chief Operations Officer      1996      173,851        0          (a)             0         4,372(e)

Donald H. Walker              1998      112,357      6,767        (a)          5,250(d)     1,276(f)
Vice President and Chief      1997      102,600        0          (a)             0         2,310(f)
Financial Officer

Gerald N. Fleckinger          1998       98,069      3,683      11,634(g)      1,000(d)     1,103(h)
Vice President-Big Boy
Division

(a) In 1996, 1997 and 1998, the value of perquisites and other personal benefits received by each of Messrs. Maier and Fields, and in 1997 and 1998 by Mr. Walker, did not exceed an amount equal to the lesser of $50,000 or ten percent of the sum of the applicable officer's salary and bonus for such year.

(b) Perquisites and other personal benefits received by Mr. Maier consisted of $4,849 in 1998, $4,849 in 1997 and $5,315 in 1996 as an auto allowance; $5,544 in 1998, $5,876 in 1997 and $5,208 in 1996 in
         premiums for medical reimbursement insurance paid by the Company; and $8,150 in 1998, $7,790 in 1997 and $7,450 in 1996 in premiums for supplemental long term disability insurance paid by the Company.

(c) Represents the premium paid by the Company on split dollar life insurance policies.

(d) These represent stock options, 3,500 of which were granted to each of Mr. Fields and Mr. Walker and 1,000 of which were granted to Mr. Fleckinger during the fiscal year ended May 31, 1998, and 1,750 of which were earned by each of Mr. Fields and Mr. Walker in the fiscal year ended May 31, 1998 but granted in July, 1998.

(e) Represents premiums paid by the Company on split dollar life insurance policies of $2,242 in 1998, $2,216 in 1997 and $2,199 in 1996 and
         Company matching contributions to the Frisch's Executive Savings Plan of $2,172 in 1998, $2,132 in 1997 and $2,173 in 1996.

(f) Represents premiums paid by the Company on split dollar life insurance policies of $1,276 in 1998, $1,276 in 1997 and Company matching contributions to the Frisch's Executive Savings Plan of $1,034 in 1997.

(g) Perquisites and other personal benefits received by Mr. Fleckinger consisted of $4,849 in 1998 as an auto allowance; $5,544 in 1998 in premiums for medical reimbursement insurance paid by the Company; and $1,241 in 1998 in premiums for supplemental long term disability insurance paid by the Company.

(h) Represents Company matching contributions to the Frisch's Executive Savings Plan.

                                            OPTIONS GRANTED IN LAST FISCAL YEAR
                                                                                              Potential realizable
                                                                                            value at assumed annual
                                                                                              rates of stock price
                                                                                                appreciation for
                                Individualized Grants                                              option term
                          ----------------------------------------------------------------  ------------------------
                                                             Exercise or
                                           Percent of       Base Price Per     Expiration
                           Number of      Total Options        Share for         Date of
                            Options        Granted to           Options          Options
                           Granted in     Employees in        Granted in       Granted in
         Name             Fiscal Year      Fiscal Year        Fiscal Year      Fiscal Year            5%             10%
         ----             -----------      -----------        -----------      -----------            --
Craig F. Maier                 0                -                  -                -                  -               -
Jack C. Maier                  0                -                  -                -                  -               -
Marvin G. Fields             3,500             9%               $12.38           5/10/08           $27,248         $69,038
Donald H. Walker             3,500             9%                12.38           5/10/08            27,248          69,038
Gerald N. Fleckinger         1,000             3%                12.38           5/10/08             7,788          19,725

       The 1993 Stock Option Plan was adopted by the Board of Directors and approved by the shareholders. Pursuant to the Plan, options for shares of the Common Stock of the Company are granted to officers and key management personnel, as determined by the Compensation Committee. Under the 1993 Plan, options with terms not in excess of ten years from the date of grant and stock appreciation rights may be granted until May 8, 2004. See "Employment Contracts and Changes-in-Control Arrangements." In addition to the options listed in the table above, on May 11, 1998 certain other key employees were granted options to purchase 29,500 shares at $12.38 per share. All options granted in 1998 vest in three equal annual installments.

       The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the fiscal year ended May 31, 1998 and the value of all outstanding options (of which only the 1984 options are currently exercisable) at May 31, 1998.

                                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                       AND FISCAL YEAR-END OPTION VALUES

                                                                     1993 PLAN           1984 PLAN
                                                                     NUMBER OF           NUMBER OF          VALUE OF
                                                                   UNEXERCISABLE        EXERCISABLE        UNEXERCISED
                                                                    UNEXERCISED         UNEXERCISED       IN-THE-MONEY
                              SHARES ACQUIRED      NET VALUE        OPTIONS AT          OPTIONS AT         OPTIONS AT
NAME                            ON EXERCISE        REALIZED           5/31/98             5/31/98          5/31/98(1)
----                            -----------        --------           -------             -------          ----------
Craig F. Maier                       0                ---                   0           96,913                  0

Jack C. Maier                        0                ---                   0                0                  0

Marvin G. Fields                     0                ---               3,500                0                  0

Donald H. Walker                     0                ---               3,500                0                  0

Gerald N. Fleckinger                 0                ---               1,000                0                  0

(1) As of May 31, 1998 the exercise price of all listed options exceeded the market price of the Common Stock.

           DEFINED BENEFIT PENSION PLAN AND EXECUTIVE RETIREMENT PLAN

       The Pension Plan adopted by the Board of Directors, in which each of the executive officers of the Company participates, provides payments of annual benefits upon the retirement of employees covered by the Plan.

       Under the qualified Pension Plan, an individual's monthly Pension Plan benefit equals 51% of his or her average monthly compensation minus 50% of monthly Social Security benefits. The benefit of an individual who has less than 28 years of service with the Company is reduced by 1/28 for each year less than 28.

       Average monthly compensation is based upon the participant's five highest consecutive compensation periods. For years prior to 1982, the compensation period is the month of September. For years 1982 through 1991, the compensation period is the month of July. For years after 1991, the compensation period is the entire calendar year, therefore, the monthly compensation for the period is 1/12 of the annual compensation.

       Compensation that is taken into consideration for periods through 1991 consists of regular wages, excluding overtime, bonuses, commissions, special pay, severance pay and expense reimbursements, but including elective contributions to employee benefit plans. Compensation that is taken into consideration for periods after 1991 includes all compensation reported on the participant's W-2 and all elective contributions to a Section 125 or 401(k) plan.

       Amounts set aside under the Plan are computed on an actuarial basis using an aggregate funding method. No contribution was made to the Plan during the fiscal year ended May 31, 1998.

       Estimated annual retirement benefits under the Pension Plan, assuming retirement at age 65 for Messrs. Craig F. Maier, Marvin G. Fields, Donald H. Walker and Gerald N. Fleckinger, would be, respectively, $70,000, $77,000, $46,000 and $39,000.

       Under the Internal Revenue Code, there is an annual limitation on the amount of compensation of each employee that may be taken into account, which is currently set at $160,000. The annual limitation for some of the years prior to 1997 was substantially higher. The Company has adopted an unfunded Executive Retirement Plan which provides a supplemental retirement benefit to qualified employees equal to the reduction in their benefits under the qualified Pension Plan that results when compensation exceeds the Internal Revenue Code limitation, or when elective salary deferrals are made to the non-qualified Frisch's Executive Savings Plan. Currently, Messrs. Craig F. Maier, Marvin G. Fields, Donald H. Walker and Gerald N. Fleckinger are eligible, at their normal retirement ages, to receive supplemental annual benefits under the Executive Retirement Plan of $42,572, $4,134, $2,106 and $3,508, respectively.

                        BOARD COMPENSATION AND COMMITTEES

       The Board of Directors of the Company held ten meetings during the fiscal year ended May 31, 1998. Each Director, other than Mr. Ruyan and Mr. Nussbaum, attended at least 75% of the aggregate of the meetings of the Board held during the year or portion of the year during which he or she was a Director. Messrs. Ruyan and Nussbaum attended seven of the ten Board meetings. Messrs. Ruyan and Nussbaum did not attend three Board meetings at which the Company's strategic plan was considered and adopted, because each had indicated to the Company that they might elect to participate as a shareholder in one or more liquidating opportunities that could be an outcome of the Board's consideration of the strategic plan. Each Director attended at least 75% of the aggregate of the meetings of the Committees of which he or she is a member that were held during the year or portion of the year during which he or she served as a Committee member. The Company pays non-employee Directors an annual fee of $20,000 plus $800 for each Board meeting and Committee meeting attended. Non-employee Directors consist of Mrs. Maier and Messrs. Geeding, Knapp, Mauch, Nussbaum, Ruyan and Hewett.

       The Board of Directors of the Company has an Audit Committee which is composed of three outside directors, Daniel W. Geeding, William A. Mauch and Jerry L. Ruyan. During the fiscal year ended May 31, 1998, the committee held four meetings. The Audit Committee performs the following functions: review and assessment of internal audit, financial planning, internal control, reporting processes, public reporting of financial statements, recommendations to the Board of Directors for independent certified public accountants to audit the books of the Company for the fiscal year, evaluation of the performance and independence of the auditors, and review and approval of the scope of the audit and the audited financial statements. The committee also met separately without management present with the independent auditors to discuss the audit.

       The Board of Directors established a Nominating Committee in June, 1998, consisting of Craig F. Maier, Daniel W. Geeding and Malcolm M. Knapp. The Nominating Committee's function is to search for and recommend qualified, experienced candidates to the Board to be nominated for election as Directors at annual shareholder meetings and to fill any vacancies on the Board. The Nominating Committee will consider nominees recommended by shareholders. Any recommendations should be mailed to Craig F. Maier as Chairman of the Nominating Committee.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Board of Directors has a Compensation Committee which is composed of three outside directors, Daniel W. Geeding, William A. Mauch and Barry S. Nussbaum. During the fiscal year ended May 31, 1998, the committee held three meetings. The Compensation Committee establishes policies of the Company with respect to the compensation of executive officers and determines such compensation.

                          COMPENSATION COMMITTEE REPORT

       The compensation of Jack C. Maier and Craig F. Maier for the fiscal year ended May 31, 1998 was determined in accordance with the terms of employment agreements approved by the Board of Directors in 1997 and 1995, respectively. The Compensation Committee believes that these agreements are consistent with the Company's executive compensation policies.

       The compensation of all other executive officers for the fiscal year ended May 31, 1998 was determined in accordance with salary merit increase guidelines and incentive compensation formulas established prior to the commencement of the fiscal year.

       The policies with respect to the Company's other executive officers are:
(1) to pay salaries generally in the middle of the range of salaries paid to executives of comparable levels of responsibility by comparable restaurant companies; (2) to grant merit increases in salary, within the salary range, based primarily on job performance as measured by specific, pre-determined individual goals; and (3) to award bonuses based on how well individual goals are achieved and how well the Company performs.

       To determine the salaries of the Company's other executive officers, the Company establishes a series of salary ranges which correspond to levels of executive responsibility. The basis for the establishment of the ranges is data provided by an independent consultant that is derived from an annual survey of approximately 68 comparable restaurant companies, including all members of the peer group used for the Corporate Performance Graph. The Committee sets the Company's salary ranges to fall generally in the middle of the competitive ranges. Individual salaries are set within the applicable salary range and are reevaluated annually. Merit increases are granted within the salary range based on job performance as measured against one or more individual performance goals established annually for each executive.

       Under the Company's incentive compensation program, other executive officers are entitled to earn annual bonuses of up to 22.5% of each officer's salary. Each individual executive officer's bonus is determined by a formula that takes into account (1) the extent to which individual performance goals established prior to the beginning of the fiscal year are met and (2) the Company's pre-tax consolidated earnings for the fiscal year, as a percentage of total revenue (adjusted to exclude certain revenue not related to the Company's food service and lodging operations). No incentive bonus is paid unless pre-tax consolidated earnings of the Company are at least 4% of revenues. In order to receive the maximum bonus, an executive must fully meet the individual performance goals and pre-tax consolidated earnings of the Company must equal or exceed 6% of revenues. Of the total bonus earned, 20% is paid in shares of the Company's Common Stock and the remainder is paid in cash. All shares received by the executive must be held for a period of two years.

       Bonuses were awarded under the incentive compensation program equal to a percentage of salary, adjusted in accordance with a formula which took into account the extent to which individual goals were met, the Company's pre-tax earnings for the fiscal year as a percent of total revenue, and the salary range maximum.
                                                               Daniel W. Geeding
                                                                William A. Mauch
                                                               Barry S. Nussbaum

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), the Directors, certain of the Company's officers and persons owning more than 10% of the outstanding shares of the Company's Common Stock are required to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish copies of such reports to the Company. The Company is required to set forth in this Proxy Statement the number of late reports, transactions not reported and any known failure to file a report. Based solely on a review of the reports which were furnished to it and certain written representations of each reporting person, to the Company's knowledge, the aforesaid filing requirements were satisfied by the persons subject thereto, except that one Form 3 reporting his election as a director and his ownership of 1,000 shares of the Company was filed late by Mr. Hewett.

            EMPLOYMENT CONTRACTS AND CHANGES-IN-CONTROL ARRANGEMENTS

       Pursuant to an employment agreement between the Company and Jack C. Maier, effective June 2, 1997, which was recommended for approval by a majority of the Compensation Committee and approved by the Board of Directors, Mr. Maier is to be paid for the ensuing two fiscal years a base salary of $300,000 per year. In addition, the agreement provides that upon its expiration or upon Mr. Maier's retirement, disability or death, there shall be paid to Mr. Maier or to his survivors for each of the next ten years the sum of $214,050, adjusted annually to reflect 50% of the annual percentage change in the Consumer Price Index. Alternatively, the recipient may elect at any time to receive in a lump sum the present value of all remaining payments. The agreement also provides that upon cessation of employment, Mr. Maier will, if not prevented by disability, provide consulting services to the Company, for which he shall be paid a fee of $100,000 per year for a maximum of seven years.

       Pursuant to an employment agreement between the Company and Craig F. Maier, effective May 29, 1995, which was approved by the Board of Directors, Mr. Maier is to be paid for the ensuing five fiscal years a base salary of $135,920 per year adjusted annually to reflect 50% of the annual change in the Consumer Price Index. Further the agreement provides that upon Mr. Maier's disability, there shall be paid each year while he is alive for up to ten years a sum equal to 75% of his average compensation (including incentive compensation) over the three preceding calendar years (reduced by any disability benefits received under any disability income plan maintained by the Company), adjusted annually after the first year to reflect 75% of the annual percentage change in the Consumer Price Index. In addition, the agreement provides that Mr. Maier is to be paid for each of the five ensuing fiscal years incentive compensation equal to 3% of the Company's pre-tax consolidated earnings if in such year pre-tax consolidated earnings exceed 5% of total revenue of the Company (adjusted to exclude certain revenue not related to the Company's food service and lodging operations) after giving effect to such incentive compensation payment. Incentive compensation is to be paid 80% in cash and 20% in the Company's Common Stock. The agreement also provides that Mr. Maier will be granted stock options in any year in which incentive compensation is earned. The number of options awarded is calculated by dividing the dollar amount of Mr. Maier's incentive compensation by the average of the highest and the lowest price of the Company's Common Stock during the year for which the incentive compensation was earned and multiplying the result by two. The exercise price of the options shall be equal to the fair market value of the Common Stock on the date of grant. Options may not be exercised until six months after the date granted or such later time period as may be required by the Company's Stock Option Committee, which period may not exceed five years. The options will have a ten year term.

       The provisions of the agreement between the Company and Craig F. Maier with respect to compensation are identical to those in his previous agreement except that the number of stock options which can be earned has been doubled. The first year's base salary is the same as the last year of his previous agreement increased by 50% of the annual percentage change in the Consumer Price Index. The basis for the establishment of the base salary and incentive compensation under the previous agreement was data provided by an independent consultant that was derived from a survey of comparable restaurant companies and data obtained from the proxy statements of publicly held restaurant companies. The base salary was established in the bottom quartile of the base salaries paid by such companies. The incentive compensation formula was designed to tie performance to shareholder value by awarding no incentive compensation unless consolidated pre-tax earnings reach at least 5% of revenue and by permitting the aggregate of the base salary and incentive compensation to reach the top quartile of total compensation paid by the aforesaid companies if consolidated pre-tax earnings targets were achieved. The number of options to be awarded was doubled to increase the equity component of his compensation.

       The Company has entered into agreements with Craig F. Maier and Marvin G. Fields which provide that if there is a change in control of the Company that has not been approved by existing management, the Company shall either continue their employment for up to three years with compensation and perquisites equal to that which they would have received had there not been such a change or terminate their employment and make lump sum payments to them equal to the present value of such compensation and continue such perquisites until the end of the period for which their employment would have continued. The maximum aggregate lump sum payments which would be payable Messrs. Maier and Fields under these agreements if they were terminated on the date of filing of this Proxy Statement, would be approximately $453,000 and $536,000, respectively. The discount rate used for determining the amount of such payments was 2.4%, in accordance with provisions of the agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       During the fiscal year ended May 31, 1998, a franchised restaurant owned by children of Jack C. Maier, an officer and Director of the Company, and Blanche F. Maier, a Director of the Company, made purchases from the Company's commissary totaling $485,749 and paid to the Company advertising fees of $46,606, employee leasing fees of $600,577, payroll and accounting fees of $19,683 and franchise fees of $69,909. Other members of Mr. and Mrs. Maier's family are the owners of a franchised restaurant which during such fiscal year made purchases from the Company's commissary totaling $623,145 and paid to the Company advertising fees of $60,589, employee leasing fees of $767,999, payroll and accounting fees of $22,623 and franchise fees of $90,884.

       During the fiscal year ended May 31, 1998, a franchised restaurant owned by Craig F. Maier, an officer and Director of the Company, made purchases from the Company's commissary totaling $308,297 and paid to the Company advertising fees of $30,083, employee leasing fees of $411,392, payroll and accounting fees of $18,453 and franchise fees of $45,124.

         The above described transactions were effected on terms no less favorable to the Company and no more favorable to the other parties thereto than would have been agreed upon in transactions with persons having no relationship with the Company.

                          CORPORATE PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock over the five year period ending May 31, 1998 with the Standard & Poor's 500 Stock Index and a group of the Company's peer issuers, selected by the Company in good faith. The graph assumes an investment of $100 in the Company's Common Stock, in each index and in the common stock of the peer group on May 31, 1993, and reinvestment of all dividends.

                           FRISCH'S RESTAURANTS, INC.
                    COMPARISON OF FIVE-YEAR TOTAL RETURN TO
                               THE S&P 500 INDEX
                               AND THE PEER GROUP

                   1993       1994      1995       1996      1997       1998
                   ----       ----      ----       ----      ----       ----
FRS                $100       $ 86      $ 58       $ 77      $102       $ 85
S&P 500 INDEX      $100       $104      $125       $161      $208       $272
PEER GROUP         $100       $ 86      $ 80       $ 83      $ 80       $ 96

         The Peer Group consists of the following issuers: Bob Evans Farms, Consolidated Products, Inc., Cracker Barrel Old Country Store, Denamerica Corp., Furrs Bishops, IHOP Corp., Ryan's Family Steak Houses, Inc., Shoney's, Inc. and VICORP Restaurants.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information, as of August 26, 1998 (unless a different date is specified in the notes to the table), with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock.

         Name and Address of                                                   Amount                          Percent
         Beneficial Owner                                                Beneficially Owned                    of Class
         ----------------                                                ------------------                    --------
         Blanche F. Maier                                                  1,690,982(1)(5)                       28.2%
         2800 Gilbert Avenue
         Cincinnati, OH  45206

         Jack C. Maier                                                     1,140,595(2)(5)                       19.0%
         2800 Gilbert Avenue
         Cincinnati, OH  45206

         Craig F. Maier                                                      998,040(3)(5)                       16.4%
         2800 Gilbert Avenue
         Cincinnati, OH  45206

         Karen F. Maier                                                      830,668(4)(5)                       13.8%
         2800 Gilbert Avenue
         Cincinnati, OH  45206

         William D. Witter, Inc.                                             617,778(6)                          10.3%
         153 East 53rd Street
         New York, NY  10022

         Dimensional Fund Advisors, Inc.                                     436,247(7)                           7.3%
         1299 Ocean Avenue, 11th Floor
         Santa Monica, CA  90401

         Jerry L. Ruyan, 8730 Red Fox Lane, Cincinnati,                      435,698(8)                           7.3%
         OH 45243, and Barry S. Nussbaum, 2775 Via
         La Valle, Suite 205, Del Mar, CA 92014
         (Wolverine Partners)

(1) Includes 614,420 shares over which Mrs. Maier has sole voting and investment power, 89,170 shares over which she has sole voting but shared investment power, and 987,392 shares over which she has sole voting power only. The amounts shown above include 1,076,562 shares over which she has sole voting power as voting trustee pursuant to a Voting Trust Agreement dated June 26, 1997, with the following: Jack C. Maier and herself as Co-Trustees of the Trust established under the Will of Shirley Heinichen, deceased as to 89,170 shares; Jack C. Maier, Craig F. Maier and Karen F. Maier, as Co-Trustees of the trust established under the Will of David Frisch, deceased as to 764,197 shares; and Jack C. Maier, as Trustee under the Annette Frisch Trust Agreement as to 223,195 shares. See footnotes (2), (3), (4) and (5). Not included in this amount are 64,033 shares owned by Jack C. Maier as to which Mrs. Maier disclaims beneficial ownership.

(2) Includes 64,033 shares over which Mr. Maier has sole voting and investment power, 223,195 shares over which he has sole investment power only, and 853,367 shares over which he shares investment power. The amount shown above includes 764,197 shares over which Mr. Maier, Craig F. Maier and Karen F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 89,170 shares over which Mr. Maier and Blanche F. Maier share investment power only as Co-Trustees under the Will of Shirley Heinichen, deceased. See footnotes (1), (3), (4) and (5). Not included in this amount are 8,363 shares owned by Blanche F. Maier as to which Mr. Maier disclaims beneficial ownership.

(3) Includes 136,930 shares over which Mr. Maier has sole voting and investment power, 764,197 shares over which Mr. Maier, Jack C. Maier and Karen F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 96,913 shares which he has the right to acquire pursuant to the exercise of employee stock options. See footnotes (1), (2), (4) and (5).

(4) Includes 61,221 shares over which Ms. Maier has sole voting and investment power, 764,197 shares over which Ms. Maier, Jack C. Maier and Craig F. Maier share investment power only as Co-Trustees of the Trust established under the will of David Frisch, deceased, and 5,250 shares which she has the right to acquire pursuant to the exercise of employee stock options. See footnotes (1), (2), (3) and (5).

(5) Blanche F. Maier is the wife of Jack C. Maier. Craig F. Maier is the son of Jack C. Maier and Blanche F. Maier and the brother of Karen F. Maier. Karen F. Maier is the daughter of Jack C. Maier and Blanche F. Maier and the sister of Craig F. Maier.

(6) The information given is as of January 14, 1998, as reported in an amended Schedule 13G filed with the Securities and Exchange Commission.

(7) The information given is as of February 6, 1998, as reported in an amended Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 436,247 shares of Frisch's Restaurants, Inc. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(8) The information given is as of October 3, 1997, as reported in an amended Schedule 13D filed with the Securities and Exchange Commission, in which each of the individuals indicates that he is acting together with the other as a group.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information, as of August 26, 1998, with respect to the number of shares of Common Stock beneficially owned by (i) each Director, including each nominee for election as a Director, of the Company,
(ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all Directors and executive officers of the Company as a group.

                                                                    Amount                                Percent
         Name                                                 Beneficially Owned                          of Class
         ----                                                 ------------------                          --------
         Jack C. Maier                                            1,140,595(1)                              19.0%

         Daniel W. Geeding                                            2,057                                   *

         Malcolm M. Knapp                                             1,500                                   *

         Blanche F. Maier                                         1,690,982(1)                              28.2%

         Craig F. Maier                                             998,040(1)                              16.4%

         William A. Mauch                                             5,140                                   *

         Barry S. Nussbaum                                          435,698(2)                               7.3%

         Jerry L. Ruyan                                             435,698(2)                               7.3%

         Christopher B. Hewett                                        1,000                                   *

         Lorrence T. Kellar                                           1,000                                   *

         William J. Reik, Jr.                                       171,360                                  2.9%

         Marvin G. Fields                                            12,857(3)                                *

         Gerald N. Fleckinger                                         2,014(4)                                *

         Donald H. Walker                                             7,598(5)                                *

         W. Gary King                                                 5,250(6)

         All Directors and executive officers
         as a group (15 persons)                                  2,634,332                                 43.0%


         *    Less than 1% of class.

(1)      See footnotes (1), (2), (3) and (5) on the preceding page.

(2)      See footnote (8) above.

(3) Includes 7,607 shares over which Mr. Fields has sole voting and investment power and 5,250 shares which he has the right to acquire pursuant to the exercise of employee stock options.

(4) Includes 1,014 shares over which Mr. Fleckinger has sole voting and investment power and 1,000 shares which he has the right to acquire pursuant to the exercise of employee stock options.

(5) Includes 2,348 shares over which Mr. Walker has sole voting and investment power and 5,250 shares which he has the right to acquire pursuant to the exercise of employee stock options.

(6) Includes shares which Mr. King has the right to acquire pursuant to the exercise of employee stock options.

                              SHAREHOLDER PROPOSALS

         It is anticipated that the 1999 annual meeting of shareholders will be held on Monday, October 4, 1999. Proposals of shareholders intended to be presented at the 1999 annual meeting must be received at the Company's executive offices on or before May 12, 1999 in order to be considered for inclusion in the Proxy and Proxy Statement issued by the Board of Directors with respect to that meeting.

                              COST OF SOLICITATION

         The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting and proxy and any additional material relating to the Meeting and the cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodial nominees and fiduciaries to supply proxy material to the beneficial owners of the Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain officers and employees of the Company may solicit proxies in person or by telephone, facsimile transmission or mail, for which they will not receive any special compensation.

                                  OTHER MATTERS

         The Company's Board of Directors knows of no other matters to be presented at the Meeting other than those set forth above. However, if any other matters come before the meeting, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their discretion, in accordance with the recommendations of the Board, and discretionary authority to do so in included in the proxy.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                                    W. GARY KING
Dated September 9, 1998                                                Secretary

MANAGEMENT OF THE COMPANY WILL SUPPLY WITHOUT COST, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. SUCH REQUEST SHOULD BE DIRECTED TO MR. DONALD H. WALKER, CHIEF FINANCIAL OFFICER, FRISCH'S RESTAURANTS, INC., 2800 GILBERT AVENUE, CINCINNATI, OHIO 45206.

                                                                       EXHIBIT A
                                                                       ---------


                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN


         1. Purpose. This Amended and Restated 1993 Stock Option Plan ("Plan") of Frisch's Restaurants, Inc. ("Frisch's") is adopted to advance the interests of the Company by providing its directors, officers and key management personnel with additional incentive and a proprietary interest in the success of the Company and thereby encouraging them to remain in the employ of, or as directors of, the Company.

         2. Definitions. Unless the context otherwise requires, the following terms shall have the meanings set forth below:

             (a) "Board" means the Board of Directors of Frisch's.

             (b) "Code" means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rules promulgated thereunder.

             (c) "Committee" means the Compensation Committee established by the Board.

             (d) "Company" means Frisch's and any subsidiary of Frisch's, as the term "subsidiary" is defined in Section 424(f) of the Code.

             (e) "Date of Grant" means the date on which, or such later date as of which, an Option is awarded.

             (f) "Director" means a member of the Board who does not qualify as an Eligible Employee.

             (g) "Disability" means permanent and total disability as defined in
         Section 22(e)(3) of the Code.

             (h) "Eligible Employee" means an officer or other individual designated by the Committee as a key employee of the Company (other than a person who receives retirement benefits, stipends, consulting fees, honorariums and the like) who performs services for the Company and is included on its regular payroll.

             (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             (j) "Fair Market Value" means the mean between the high and low sales prices of a Share on the American Stock Exchange, or on any other stock exchange or market system on which the Shares are traded, on the date value is to be determined or, if there shall have been no sale on that date, then the mean between the high and low sales prices on the last preceding date on which such a sale or sales were made. If the Shares are not traded as described in the preceding sentence, then such other method as the Board may select shall be used to determine Fair Market Value.

             (k) "Holder" means an Eligible Employee or Director to whom an Option has been granted.

             (l) "Mature Shares" means Shares which have been fully paid and held, of record or beneficially, by a Holder for at least six months.

             (m) "Option" means the right, granted under this Plan and subject to its terms and to such other terms and conditions as the Committee may establish, to purchase from Frisch's a stated number of Shares at a specified price. No Option under the Plan is intended to qualify as an incentive stock option under Section 422 of the Code.

             (n) "Option Price" means the purchase price per Share subject to an Option. The Option Price shall not be less than 75% of the Fair Market Value of a Share on the Date of Grant, except that each Option granted to a Director shall be granted with an Option Price equal to 100% of the Fair Market Value of a Share on the Date of Grant.

             (o) "Share" means one share of the Common Stock, without par value, of Frisch's.

         3. Shares Issuable. Subject to adjustment in accordance with paragraph 11 below, the total number of Shares covered by the Plan is Five Hundred Sixty-two Thousand Four Hundred Thirty-Two (562,432), which may be treasury Shares or authorized but unissued Shares. If an Option expires or is terminated for any reason before it is exercised, the Shares which were subject to such Option may again be subject to a new Option. The Holder of an Option shall not be entitled to the rights and privileges of ownership with respect to the Shares subject to the Option until such Shares have been purchased after exercise of all or part of the Option.

         4. Option Grants. (a) The Committee may from time to time select Eligible Employees for Option grants under the Plan and grant Options to them, including Options to satisfy commitments to Eligible Employees under the terms of their employment contracts. The Committee shall take into account the nature of the services rendered and to be rendered by such Eligible Employees, their present and potential contributions to the Company's successful operation and such other factors as the Committee in its discretion shall deem relevant. An Eligible Employee may receive Options on more than one occasion. With respect to Options granted to Eligible Employees, except as specifically limited by the provisions of this Plan, the Committee shall have authority to:

                 (i) establish performance criteria in connection with the grant and/or the exercise of Options, should it so desire;

                 (ii) determine the number of Shares which are the subject of each Option, the Option Price and all other terms and conditions of an Option;

                 (iii) in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time; and

                 (iv) waive or amend the terms and conditions of an Option under circumstances selected by the Committee.

The Committee's determinations (which need not be identical with those contained in other Options granted to the same or to other Eligible Employees under the
Plan) shall be final and binding.

            (b) Each person serving as a Director of Frisch's at the close of business on the date of each Annual Meeting of Shareholders of Frisch's, commencing with the calendar year 1998 Annual Meeting, shall be granted automatically an Option to purchase 1,000 Shares. Each such Option shall become exercisable in full on the first anniversary of its Date of Grant. The Board shall have authority to determine all other terms and conditions of an Option granted to a Director and to waive or amend such terms and conditions under circumstances selected by it.

            (c) No amendment of an Option shall impair, or adversely affect in a material way, the Option without the consent of its Holder.

         5. Period of Option. Each Option shall expire ten (10) years from its Date of Grant unless otherwise specified, at or after the Date of Grant, by the Committee, in the case of Options granted to Eligible Employees, or by the Board, in the case of Options granted to Directors.

         6. Non-Transferability of Option. During the lifetime of a Holder, an Option is non-assignable and non-transferable and may be exercised only by the Holder or the Holder's legal representative or guardian, except that an Option may be transferred pursuant to a "domestic relations order" as defined in
Section 414(p)(1)(B) of the Code. In the event of the death of a Holder, the Option shall be transferable pursuant to the Holder's Will or by the laws of descent and distribution and thereafter may be exercised by the transferee(s) as provided in paragraph 10.

         7. Exercise of Option. Any person entitled to exercise an Option may do so, without the need for further approval pursuant to Exchange Act Rule 16b-3, in whole or in part by delivering to Frisch's, attention: Vice President of Human Resources, at its principal office, a written notice of exercise. The written notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased. As a condition of an Option and its exercise, Frisch's shall have complied with all requirements of any regulatory authority having control of or supervision over the issuance of the Shares (including, but not limited to, all federal and state securities laws and the regulations of any stock exchange or market system on which the Shares are listed). Any certificates representing Shares acquired upon exercise of an Option may bear such legends as Frisch's deems advisable to assure compliance with all applicable laws and regulations and to reflect the requirements of paragraph 9 below.

         8. Payment. Upon exercise of an Option, and subject to such administrative requirements as the Committee may impose, payment of the Option Price may be made, at the election of the Holder, in cash or by the tender of Mature Shares or by a combination of the foregoing. If payment by the tender of Mature Shares is selected, the value of each Mature Share shall be deemed to be the Fair Market Value of a Share on the day the Mature Shares are tendered for payment, which shall be the date on which the Mature Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to Frisch's, are received by Frisch's. The Option Price also may be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker (in which case the exercise date shall be the trade date); provided that, if the proceeds of such sale in full payment of the Option Price are not received by Frisch's on such date, the Holder shall pay Frisch's interest at the prime rate. A Holder also shall be required, as a condition to exercising any Option, to make such arrangements with the Company as the Committee shall determine for the payment of obligatory withholding taxes, including, but not limited to, the retention of Shares by the Company or the tender of Shares to the Company.

         9. Company Right of Repurchase; Holding Period. (a) All Shares acquired upon exercise of an Option are subject to a right of repurchase by Frisch's, and no such Shares may be sold, transferred or disposed of (including by gift) except in compliance with this paragraph 9(a). Prior to the sale, transfer or other disposition of any such Shares, an Eligible Employee, Director or other person who has acquired the Shares by Will or by the laws of descent and distribution (each an "Owner") shall give written and dated notice to Frisch's, attention: Vice President of Human Resources, specifying the number of Shares sought to be sold or transferred and, if the Shares are to be transferred other than by a sale on the open market, the name of the proposed transferee. Within five business days of the receipt of such notice, Frisch's shall notify the Owner whether it will purchase the Shares specified in the notice and, if the Shares are to be purchased, shall, on the same day, mail to the Owner a check in full payment for the Shares. Frisch's must purchase either all or none of the Shares specified in the Owner's notice. The purchase price per Share shall be the Fair Market Value of a Share on the date of the Owner's notice. If Frisch's elects not to purchase the Shares, the Owner may proceed to sell, transfer or otherwise dispose of them free of any restriction arising from this paragraph 9(a), but subject to any holding period requirement of paragraph 9(b) and to any other applicable restrictions on transfer of such Shares. This paragraph 9(a) shall not apply to the sale of Shares in a "cashless" exercise/sale procedure at the time of Option exercise. Moreover, at the time an Option is granted or at any time thereafter, the Committee (or, in the case of an Option granted to a Director, the Board) may waive the right to repurchase granted to Frisch's by this paragraph 9(a) and such repurchase right shall expire automatically in the event of a Change in Control (as defined in paragraph 12).

            (b) Shares acquired upon the exercise of an Option may not be sold or otherwise disposed of, except to Frisch's or except in a brokerage transaction to the extent necessary to satisfy the Option Price and provide for payment of obligatory withholding taxes, until they have been held by the Eligible Employee or Director to whom the Option was granted for a period of three years following the date of exercise. The Committee (or, in the case of an Option granted to a Director, the Board) may lessen (but not extend) or waive entirely this holding period requirement at the time an Option is granted or at any time thereafter. Any holding period requirement imposed as a result of this paragraph 9(b) shall terminate upon the death or Disability of the Eligible Employee or Director or upon a Change in Control, whether or not the Option to which it pertains has been exercised at that time and whether or not the person is, at the time, an Eligible Employee or Director.

                (c) Frisch's may enforce the requirements of this paragraph 9 by such method(s) as are deemed appropriate by the Committee, including, but not limited to, legends on any certificates representing Shares, "stop transfer" orders and/or the retention of Shares by Frisch's.

         10. Termination of Options. (a) An Option granted under the Plan will terminate as follows:

                    (i) During the period of a Holder's continuous employment with, or service as a Director of, the Company, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Holder.

                    (ii) Upon termination of a Holder's employment with, or service as a Director of, the Company for any reason any unexercisable Option shall immediately terminate. Except as provided in paragraphs 10(a)(iii) and (iv), any Option which is exercisable on the date of termination of employment, or service as a Director, will terminate upon the earlier of its full exercise, the expiration of the Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                    (iii) Upon termination of a Holder's employment with, or service as a Director of, the Company for Cause, the Option shall terminate immediately, whether or not exercisable. "Cause" means intentional dishonest conduct, intentional willful misconduct or intentional fraud, conviction of a felony, or gross negligence in the performance of duties. An act, or failure to act, shall be deemed "intentional" only if done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in, or not opposed to, the best interest of the Company. Failure to meet performance standards or objectives of the Company shall not constitute Cause for purposes hereof.

                    (iv) If a Holder to whom an Option was granted dies or becomes subject to a Disability while employed by, or serving as a Director of, the Company or within three months of termination of employment or service as a Director, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Holder shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Holder or the Holder's legal representative or guardian or by the representative(s) of the Holder's estate or the person(s) to whom the Option may have been transferred by Will or by the laws of descent and distribution.

             (b) The Committee, at its discretion, may extend the periods for Option exercise set forth in this paragraph 10.

         11. Adjustment in Number of Shares and in Option Price. In the event that the outstanding Shares of Frisch's are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Frisch's or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in corporate shares, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Holder's proportionate interest shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option Price per share. Any such adjustment made by the Committee shall be conclusive.

         12. Change in Control. Each outstanding Option shall become immediately exercisable in full in the event of a Change in Control and the requirements of paragraphs 9(a) and 9(b) shall not apply thereafter.

         The term "Change in Control" shall mean:

             (a) the execution of an agreement of reorganization, merger or consolidation of Frisch's with one or more corporations as a result of which Frisch's is not to be the surviving corporation (whether or not Frisch's shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of Frisch's; or

             (b) any other change in control of Frisch's of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as in effect on the date of adoption of this Plan; provided that, without limitation, such a Change in Control shall be deemed to have occurred on the date when (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or group of such "persons" (other than Frisch's or its Subsidiaries as such term is defined in the Exchange Act), is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Frisch's representing 30% or more of the voting power of the then outstanding securities of Frisch's; provided, however, that any such acquisition that was approved prior to such acquisition by at least two-thirds of the directors in office prior to the time such "person" or group of "persons" became the beneficial owner, directly or indirectly, of securities of Frisch's representing more than 5% of the voting power of the then outstanding securities of Frisch's shall not be deemed a Change in Control; or (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of the period, except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period.

         13. Administration of the Plan. (a) The Plan shall be administered by a Committee appointed from time to time by the Board, except that only the Board shall have authority as to matters relating to the Options granted to Directors. For the purpose of Option grants to and approval of other transactions with Eligible Employees who are subject to Section 16 of the Exchange Act with respect to Frisch's, each member of the Committee shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act. The Committee from time to time may adopt such rules and interpretations and regulations for carrying out the Plan as it deems proper and in the best interests of the Company. The interpretation and construction of any provisions of the Plan by the Committee shall be final and conclusive. All functions of the Committee with respect to the Plan may be carried out by the Board.

             (b) No member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action, or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.

         14. Amendment of the Plan. The Board may at any time amend, suspend or terminate the Plan; provided, however, that shareholder approval shall be required for any amendment if such approval is required pursuant to the Code or the Exchange Act, or any rule or regulation thereunder, as such may be in effect and be interpreted from time to time. No amendment to the Plan shall impair, or adversely affect in a material way, any Option granted under the Plan without the consent of its Holder.

         15. Expiration of Authority. No Option shall be granted under the Plan after October 4, 2008, but Options theretofore granted may extend beyond that date.

         16. Effective Date. This Amended and Restated 1993 Stock Option Plan shall take effect on October 5, 1998.

         17. No Right of Employment. Nothing contained in this Plan or in any Option shall confer upon any person any right to continue in the employ of or as a Director of the Company or to interfere in any way with the right of the Company to terminate a person's employment or status as a Director at any time. So long as a Holder shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

         18. Governing Law. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Ohio.

                                                                       EXHIBIT B
                                                                       ---------








                           FRISCH'S RESTAURANTS, INC.


                           EMPLOYEE STOCK OPTION PLAN

                                TABLE OF CONTENTS
                                -----------------


1.     Purpose...............................................................1

2.     Definitions...........................................................1

3.     Entry into and Participation in the Plan..............................2

4      Authorized Deductions.................................................2

5.     Stock Purchase Accounts...............................................2

6.     Grant of Options......................................................3

7.     Exercise of Options...................................................3

8.     Limitation on Right to Purchase.......................................3

9.     Shareholder Rights....................................................3

10.    Shares Available......................................................3

11.    Beneficiary Designation...............................................3

12.    Administration of the Plan............................................4

13.    Withdrawals and Distributions.........................................4

14.    Amendment of the Plan.................................................4

15.    Expiration, Termination and Suspension of the Plan....................4

16.    Notices...............................................................4

17.    No Right to Continued Employment......................................4

18.    Use of Funds..........................................................5

19.    Taxes.................................................................5

20.    Other Conditions......................................................5

                           FRISCH'S RESTAURANTS, INC.

                           EMPLOYEE STOCK OPTION PLAN

1.       PURPOSE

         The Frisch's Restaurants, Inc. Employee Stock Option Plan enables an Eligible Employee to acquire Frisch's Stock through payroll deductions and is intended to advance the interests of Frisch's by encouraging stock ownership by Eligible Employees.

2.       DEFINITIONS

         2.1 "Available Funds" mean authorized payroll deductions and cash dividends which are credited to a Participant's Stock Purchase Account and are available for the purchase of Frisch's Stock.

         2.2 "Board of Directors" means the Board of Directors of Frisch's.

         2.3 "Code" means the Internal Revenue Code of 1986, as amended.

         2.4 "Committee" means a committee consisting of at least two members chosen by the Board of Directors to administer the Plan.

         2.5 "Continuous Service" means the length of time an Employee has been in the continuous employ of Frisch's and/or a Subsidiary as determined by the continuity of service rules of Frisch's or such Subsidiary.

         2.6 "Custodian" means the custodian for this Plan, currently Star Bank, National Association.

         2.7 "Designated Subsidiary" means Frisch Ohio, Inc., Frisch Kentucky, Inc., Frisch Indiana, Inc., Frisch Florida, Inc. and Kips of Oklahoma, Inc., as well as any future Subsidiary which is designated by the Board of Directors from time to time, in its sole discretion, to participate in this Plan.

         2.8 "Eligible Employee" means any person who:

             (i) is an Employee of Frisch's or a Designated Subsidiary;

             (ii) has at least ninety (90) days of Continuous Service; and

             (iii) is not deemed for purposes of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Frisch's or a parent or subsidiary corporation.

         2.9 "Employee" means any person employed by Frisch's or a Designated Subsidiary.

         2.10 "Exercise Date" means the last day of an Offering Period.

         2.11 "Exercise Price" means the price at which Frisch's Stock is purchased for the benefit of Participants in any Offering Period. The Exercise Price for an Offering Period shall be an amount equal to 85% of the Fair Market Value of a share of Frisch's Stock on the Grant Date or on the Exercise Date of that Offering Period, whichever is less.

         2.12 "Fair Market Value" means the closing sale price per share of Frisch's Stock on the principal United States stock exchange or national market system on which Frisch's Stock is traded, as such closing sale price is reported in The Wall Street Journal (or such other source as the Committee deems reliable). If there are no reported sales on the date on which an Offering Period begins, then the closing sale price on the next following day on which a sale is transacted shall be used. If there are no reported sales on the date on which an Offering Period ends, then the closing sale price on the most recent preceding date on which a sale was transacted shall be used. If for any reason a closing sale price is not readily available, the Committee shall determine the price on such basis as it considers appropriate.

         2.13 "Frisch's" means Frisch's Restaurants, Inc.

         2.14 "Frisch's Stock" means shares of Frisch's Restaurants, Inc. common stock, no par value.

         2.15 "Grant Date" means the first day of an Offering Period.

         2.16 "Offering Period" means a period of time which either (i) begins on May 1 and ends on October 31 or (ii) begins on November 1 and ends on April 30; provided that the Committee shall have the authority to change the beginning and ending dates and/or the duration of Offering Periods from time to time so long as any change is announced to Participants at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         2.17 "Participant" means an Eligible Employee who elects to participate in the Plan.

         2.18 "Plan" means this Frisch's Restaurants, Inc. Employee Stock Option Plan.

         2.19 "Stock Purchase Account" means the account maintained for each Participant which consists of (i) the Participant's Available Funds, (ii) Frisch's Stock purchased for the Participant's account with Available Funds and
(iii) any other Frisch's Stock credited to such account.

         2.20 "Subsidiary" means any corporation of which not less than 50% of the voting shares are held by Frisch's or another Subsidiary.

3.       ENTRY INTO AND PARTICIPATION IN THE PLAN

         Any Eligible Employee may elect to become a Participant in the Plan by authorizing a payroll deduction on an authorization form provided by Frisch's. The Eligible Employee's election to participate will be effective as of the first Grant Date following the delivery to Frisch's (in accordance with Section 16 below) of the fully executed authorization form, and shall remain in effect until changed or revoked by the Eligible Employee. An Eligible Employee shall remain a Participant until such Eligible Employee receives distribution of all Available Funds and Frisch's Stock credited to that Employee's Stock Purchase Account. No rights of a Participant to purchase Frisch's Stock under this Plan may in any way be transferred to, or exercised by, another person.

4.       AUTHORIZED DEDUCTIONS

         A Participant shall authorize a regular payroll deduction from base pay of any whole dollar amount; provided that the Committee, in its sole discretion, may instead permit a Participant to authorize a regular payroll deduction of any whole percentage amount (1%, 2%, etc.) of base pay. Notwithstanding the foregoing, (i) the minimum deduction shall be Five Dollars ($5.00) per week and
(ii) the maximum deduction in any calendar year shall be limited so as to comply with Section 8. The authorized deduction shall be made after federal, state and local income taxes, Social Security taxes, and any other authorized deductions have been deducted from compensation. A Participant may increase or decrease the amount of his or her deduction by executing an amended authorization form and filing it with Frisch's; the change shall be effective with the first paycheck received by the Participant which is no less than three business days after the amended authorization form is filed with the Benefits Department of Frisch's. A Participant also may discontinue deductions at any time; provided, however, that any Participant who ceases payroll deductions under this Plan altogether (other than to comply with Section 8), or who withdraws the Available Funds and Frisch's Stock held in the Participant's Stock Purchase Account, will not be permitted to resume authorized payroll deductions until a Grant Date that is at least six (6) months after the date of such cessation of deductions or withdrawal. A Participant may resume authorized payroll deductions in accordance with Section 3.

5.       STOCK PURCHASE ACCOUNTS

         A Stock Purchase Account will be maintained in the name of each Participant. Authorized deductions will be credited to the Participant's Stock Purchase Account. Interest will not accrue or be paid on Available Funds held in a Participant's Stock Purchase Account.

         Frisch's Stock purchased will be held in the Stock Purchase Account maintained by the Custodian for each Participant, and all dividends paid on the Frisch's Stock will be credited to that Stock Purchase Account. The Participant will be responsible for all taxes on such dividends. All cash dividends paid on Frisch's Stock held in a Participant's Stock Purchase Account shall be used to purchase additional shares of Frisch's Stock.

         Statements of a Participant's Stock Purchase Account balance shall be distributed to the Participant as soon as practical after the close of each Offering Period.

6.       GRANT OF OPTIONS

         On each Grant Date, each Participant shall be granted an option to purchase on the Exercise Date of such Offering Period the largest number of whole shares of Frisch's Stock that can be purchased with the Available Funds in the Participant's Stock Purchase Account at the Exercise Price, provided that the maximum number of shares of Frisch's Stock that may be purchased for the Participant may not exceed the limit set forth in Section 8 below.

7.       EXERCISE OF OPTIONS

         Unless a Participant has withdrawn from the Plan as provided in Section
13.1 or the Plan has been terminated or suspended, a Participant's option to purchase Frisch's Stock shall be exercised automatically on each Exercise Date. No fractional shares of Frisch's Stock shall be purchased upon exercise of a Participant's option. Any Available Funds which are not sufficient to purchase a whole share of Frisch's Stock shall be retained in the Participant's Stock Purchase Account for use in a subsequent Offering Period.

8.       LIMITATION ON RIGHT TO PURCHASE

         In any calendar year, a Participant shall not be permitted to purchase an amount of Frisch's Stock, through this or any other Code Section 423 plan, which exceeds $25,000 of fair market value of such Stock, determined on the Grant Date.

9.       SHAREHOLDER RIGHTS

         Frisch's Stock purchased on behalf of a Participant as of an Exercise Date shall, for all purposes, be deemed to have been purchased at the close of business on such Date. Prior to that time none of the rights or privileges of a shareholder of Frisch's shall exist with respect to such shares.

10.      SHARES AVAILABLE

         Not more than 1,000,000 shares of Frisch's Stock may be sold under this Plan (such aggregate number to be appropriately adjusted to reflect any increase or decrease in the number of shares of Frisch's Stock resulting from a subdivision or combination of shares, stock dividend payable to all shareholders or other capital adjustment). Shares of Frisch's Stock may be purchased directly from Frisch's (and may be either authorized and unissued shares or treasury shares) or on the open market. If Frisch's Stock is purchased on the open market, Frisch's shall pay the difference between the Exercise Price and the cost of such purchases, including any brokerage fees on all purchases. If, as of any Exercise Date, the purchase of shares of Frisch's Stock with all Available Funds would cause the purchase of a number of shares in excess of that number of shares then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares that could otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess and thereafter suspend further purchases and payroll deductions and cause the excess Available Funds of each Participant to be refunded.

11.      BENEFICIARY DESIGNATION

         A Participant may designate, on a form provided by Frisch's for that purpose, a beneficiary or beneficiaries to receive the Participant's interest in this Plan in the event of the Participant's death, but such a designation shall not be effective for any purpose until it has been filed with Frisch's by the Participant during the Participant's lifetime. In the event that a Participant fails to designate a beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated beneficiaries predecease the Participant or die simultaneously with the Participant, distribution shall be made to the Participant's spouse; or if none, to the Participant's children in equal shares; or if none, to the Participant's parents in equal shares; or if none, to the Participant's estate.

12.      ADMINISTRATION OF THE PLAN

         Subject to the general control of, and superseding action by, the Board of Directors, the Committee shall have full power to administer this Plan, including the power to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate disputes relating to the Plan. Every finding, decision and determination of the Committee shall, subject as aforesaid, be final and binding on all parties.

         The members of the Committee shall be selected by the Board of Directors and are subject to removal by the Board of Directors.

13.      WITHDRAWALS AND DISTRIBUTIONS

         13.1  REQUESTED BY PARTICIPANT

                    Available Funds and Frisch's Stock held in a Participant's Stock Purchase Account may be withdrawn by that Participant at any time by giving written notice to Frisch's on a form provided for that purpose. A Participate may not withdraw less than all the Available Funds and Frisch's Stock in the Participant's Stock Purchase Account. A Participant who makes such a withdrawal must cease all current payroll deductions under the Plan and will not be permitted to resume authorized payroll deductions under the Plan until a Grant Date that is at least six (6) months after the date of withdrawal.

         13.2  REQUIRED BY THE PLAN

                    All Available Funds and Frisch's Stock in a Participant's Stock Purchase Account shall be distributed to the Participant in the event:

                       (i) the Participant ceases to be an Eligible Employee; or

                      (ii) the Plan is terminated.

14.      AMENDMENT OF THE PLAN

         The Board of Directors may at any time, or from time to time, alter or amend this Plan in any respect.

15.      EXPIRATION, TERMINATION AND SUSPENSION OF THE PLAN

         This Plan is designed to comply with the provisions of Section 423 of the Code. If this Plan does not at any time comply with Section 423, it will remain in effect as a nonqualified stock purchase plan unless terminated or suspended by action of the Board of Directors or by operation of law. This Plan has no termination date; however, the Board of Directors shall have the right to terminate or suspend the Plan at any time.

16.      NOTICES

         Any notice which a Participant files pursuant to this Plan shall be in the appropriate form and shall be delivered by hand or mailed, postage prepaid, to Frisch's Human Resources Department.

17.      NO RIGHT TO CONTINUED EMPLOYMENT

         Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of Frisch's or any Subsidiary or to interfere with the right of Frisch's or any Subsidiary to discipline, discharge or rehire any Employee at any time.


18.      USE OF FUNDS

         All payroll deductions received or held by Frisch's under the Plan may be used by Frisch's for any corporate purpose, and Frisch's shall not be obligated to segregate such amounts.

19.      TAXES

         At the time an option is exercised, or at the time any Frisch's Stock acquired under the Plan is disposed of, a Participant must make adequate provision for any resulting federal, state or other tax withholding obligations imposed on

Frisch's. At any time, Frisch's may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for Frisch's to satisfy its withholding obligations, including any withholding required to make available to Frisch's any tax deductions or benefits attributable to the sale or early disposition of Frisch's Stock by the Participant.

20.      OTHER CONDITIONS

         No Frisch's Stock shall be issued pursuant to this Plan unless the issuance and delivery complies with all applicable provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated under each, and the requirements of any stock exchange or national market system on which Frisch's Stock may then be listed.

PROXY

                           FRISCH'S RESTAURANTS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 October 5, 1998

         The undersigned shareholder of Frisch's Restaurants, Inc. (the "Company") hereby nominates, constitutes and appoints Jack C. Maier and Craig F. Maier, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Quality Hotel Riverview, 668 W. Fifth Street, Covington, Kentucky 41011, on Monday, October 5, 1998 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as follows:

         1.       Election of Four Directors.

                  To elect the four persons below to serve as directors:

                               Lorrence T. Kellar
                                  Jack C. Maier
                                William A. Mauch
                              William J. Reik, Jr.

                   [ ] AUTHORITY GIVEN     [ ] AUTHORITY WITHHELD

         IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME BUT NOT ALL OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX MARKED "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:


--------------------------------------------------------------------------------


         2.      Approval of the Amended and Restated 1993 Stock Option Plan.

                     [ ] FOR              [ ] AGAINST             [ ] ABSTAIN


         3.       Approval of the Frisch's Restaurants, Inc. Employee Stock
                  Option Plan.

                     [ ] FOR              [ ] AGAINST             [ ] ABSTAIN


                    PLEASE SIGN AND DATE ON THE REVERSE SIDE

         4. Ratification of Appointment of Grant Thornton LLP as Independent Auditors.

                     [ ] FOR              [ ] AGAINST             [ ] ABSTAIN


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1, AND "FOR" ON PROPOSALS 2, 3 AND 4. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IF CUMULATIVE VOTING IS PROPERLY DECLARED, THE VOTES WILL BE CAST IN SUCH A WAY AS TO EFFECT THE ELECTION OF ALL FOUR NOMINEES, OR AS MANY THEREOF AS POSSIBLE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, IF ANY.

DATED:______________, 1998                   _______________________________________________
                                             (Please Print Your Name)

                                             _______________________________________________
                                             (Signature of Shareholder)

                                             _______________________________________________
                                             (Please Print Your Name)

                                             _______________________________________________
                                             (Signature of Shareholder)
                                             (Please date this proxy and sign your name as
                                             it appears on the stock certificates.
                                             Executors, administrators, trustees, etc.
                                             should give their full titles. All joint owners
                                             should sign.)



This proxy is solicited on behalf of the Company's Board of Directors, and may be revoked prior to its exercise by filing with the President of the Company a written instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the meeting.




              PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.